Jennison 20/20 Focus Fund
Gateway Center Three
100 Mulberry Street
Newark, New Jersey 07102


September 29, 2006

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549


Re: Jennison 20/20 Focus Fund
File No. 811-08587


Ladies and Gentlemen:

Enclosed please find the Semi-Annual Report on Form N-SAR for Jennison 20/20 Focus Fund for the semi-annual period ended July 31, 2006. The Form N-SAR was filed using the EDGAR system.



Very truly yours,


/s/ Jonathan D. Shain
Jonathan D. Shain
Assistant Secretary





This report is signed on behalf of the Registrant in the City of Newark and State of New Jersey on the 29th day of September 2006.


Jennison 20/20 Focus Fund


Witness:  /s/Floyd L. Hoelscher					By:  /s/Jonathan
D.Shain
	Floyd L. Hoelscher						Jonathan D. Shain
								Assistant Secretary





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